Exhibit 99.1

Inogen Receives FDA 510(k) Clearance for SIMEOX 200 Airway Clearance Device

GOLETA, Calif., – December 30, 2024 – Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced that it has received U.S. Food and Drug Administration (FDA) 510(k) clearance for the SIMEOX 200 Airway Clearance Device, expanding the company’s ability to market and meet the various needs of patients with chronic respiratory diseases in the U.S.

SIMEOX 200 is the next-generation of the original Simeox (currently available in select international markets). It is intended to promote and improve bronchial drainage by enhancing mobilization of bronchial secretions via high frequency oscillatory vibrations and intermittent negative pressure to the airway during exhalation. The device is intended to be prescribed for use in patients capable of independently generating cough. SIMEOX 200 is predominantly aimed to help patients with chronic lung diseases associated with mucus hypersecretion and mucus retention, such as Bronchiectasis, COPD (Chronic Obstructive Pulmonary Diseases), Cystic Fibrosis or Primary Ciliary Dyskinesia.

“We are very excited to receive FDA clearance for the innovative SIMEOX 200 therapy for patients in the U.S.,” said Kevin Smith, President and Chief Executive Officer. “By tapping into our well-established network of healthcare providers, B2B partners, and our Direct-to-Patient team, we aim to bring this next-generation airway clearance device to patients within the next year and significantly expand our reach over time.”

Traditional airway clearance therapies can be time consuming and constraining with mixed results. SIMEOX 200 provides an innovative alternative, delivering efficient bronchial drainage, specifically in low lung volumes, that can be administered in healthcare centers and institutions, as well as at home.

Inogen plans to pursue a limited launch of SIMEOX 200 in targeted sites in 2025.

About Inogen

Inogen, Inc. (Nasdaq: INGN) is a leading global medical technology company offering innovative respiratory products for use in the homecare setting. Inogen supports patient respiratory care by developing, manufacturing, and marketing innovative best-in-class respiratory therapy devices used to deliver care to patients suffering from chronic respiratory conditions. Inogen partners with patients, prescribers, home medical equipment providers, and distributors to make its respiratory therapy products widely available, allowing patients the chance to manage the impact of their disease.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication that are not historical facts, including, but not limited to, statements regarding Inogen’s future business plans, market opportunities, financial outlook, growth strategies, and anticipated operational results, are forward-looking statements. Words such as “aims,” “believes,” “anticipates,” “plans,” “expects,” “will,”

“intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks and uncertainties relating to market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations; unanticipated increases in costs or expenses; risks associated with international operations; and the possibility that Inogen will not realize anticipated revenue from recent or future technology acquisitions or that expenses and costs related thereto will exceed Inogen’s expectations. For a detailed discussion of these and other risks that could impact Inogen’s operations and financial performance, please refer to the “Risk Factors” section of its Annual Report on Form 10-K for the period ended December 31, 2023, its Quarterly Report on Form 10-Q for the calendar quarter ended March 31, 2024 and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

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Contact:

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